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                                                                    Exhibit 99.3

                                                            [COMPUTERSHARE LOGO]

AFFIDAVIT OF LOST OR DESTROYED CERTIFICATE(S) - EXTENSITY, INC. COMMON STOCK

REGARDING THE PLAN OF MERGER WITH GEAC COMPUTER CORPORATION LIMITED

THIS FORM IS TO BE COMPLETED ONLY IF YOU CANNOT LOCATE YOUR CERTIFICATE(S) OF EXTENSITY, INC.


Complete the boxes below only if you have lost your share certificate(s). Failure to indicate which certificate number(s) are lost will negate this form and as a result, no certificates will be deemed lost or misplaced. By signing below, I/we acknowledge and enclose a payment for US$0.08 per share, minimum US$15.00, to purchase the Surety Bond that is required to replace lost certificate(s).



To calculate the premium that will be deducted from your entitlement, use this formula
# of shares reported lost ____ X US$0.08 = _______ (total premium deducted)


Certificate Number(s)
________   FOR      _____ SHARES
________   FOR      _____ SHARES
________   FOR      _____ SHARES
________   FOR      _____ SHARES

This document needs to be sworn before a Notary Public with the appropriate stamp of seal affixed. If no stamp or seal is obtainable, we require documentary proof evidencing the appointment of the Notary Public or Commissioner for Oaths from the Province, State or the Courts. In doing so, you will be swearing the following statement:

The undersigned person(s) being fully sworn deposes and says that: "I am the lawful owner of the above described certificate(s). The certificate(s) has not been endorsed, cashed, negotiated, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find it (them), and make this Affidavit for the purpose of inducing liquidation of the certificate(s) without surrender of the certificate(s). I hereby agree that if the certificate(s) should ever come into my hands, custody or power, I will immediately and without consideration surrender the certificate(s) to Geac Computer Corporation Limited. In consideration of the proceeds of the shares represented by the certificate(s), I agree to completely indemnify, protect and save harmless Geac Computer Corporation Limited, Computershare Trust Company of Canada, and any other party to the transaction (the "Obligees"), and Northern Indemnity, Inc. from and against all loss, costs and damages, including court costs and solicitors fees, which they may be subject to or liable for in respect of the cancellation and replacement of the certificate(s), the sale of shares represented thereby and the distribution of the proceeds of the certificate(s). The rights accruing to the Obligees under the preceding sentences shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligations on the part of the Obligees or their respective officers, employees and agents of their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred. I authorize Computershare Trust Company of Canada to deliver this Affidavit to Northern Indemnity, Inc. which has underwritten a bond of indemnity to protect the foregoing parties.

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

I/We authorize you to act in accordance with my/our instructions set out above. I/We acknowledge that these instructions supercede and have priority over all previous instructions in respect to my/our holdings.

---------------            ----------------          --/---/-----
Signature                  Signature                 DD/MM/YYYY

The signatures must correspond with the name(s) printed on the lost certificates, without any changes whatsoever.

SWORN AND SUBSCRIBED BEFORE ME



in the city of
               -----------------------------------
in the County/District of
                          --------------------------
this              day of              , 20    .
     ------------        -------------     ---   -------------------------------
                                                       NOTARY PUBLIC
                                                       AFFIX NOTARY SEAL

Note: If you are acting on behalf of an estate or corporation, please advise Computershare Trust Company in writing of the loss of your certifcate(s), so that they may send you the appropriate documents.